EXHIBIT 2


          RESTATEMENT, PURSUANT TO 17 C.F.R. 232.101(a)(2)(ii),
OF ENTIRE TEXT OF SCHEDULE 13D, ORIGINALLY FILED BY REGISTRANTS
IN PAPER FORMAT ON JULY 24, 1995.



          This statement is the first electronic amendment to the paper format Schedule 13D filed by Registrants on July 24, 1995.
Pursuant to 17 C.F.R. 232.101(a)(2)(ii), following is a restatement of the entire text of the Schedule 13D, omitting exhibits.

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           SCHEDULE 13D

            Under the Securities Exchange Act of 1934
                         (Amendment No.)*

                           PANACO, INC.
                         (Name of Issuer)

                   Common Stock, $.01 par value
                  (Title of Class of Securities)

                           698106 10 1
                          (CUSIP Number)

                       Marc Weitzen, Esq.
           Gordon Altman Butowsky Weitzen Shalov & Wein
                 114 West 47th Street, 20th Floor
                     New York, New York 10036
                          (212) 626-0800

(Name, Address and Telephone Number of Person Authorized to
            Receive Notices and Communications)

                          July 14, 1995
     (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                           SCHEDULE 13D

CUSIP No. 698106 10 1


1    NAME OF REPORTING PERSON
          High River Limited Partnership

     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON


2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                          (a) /X/
                                                           (b) //

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          WC,AF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)                            //

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          Delaware


NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH:

     7    SOLE VOTING POWER
               1,000,000

     8    SHARED VOTING POWER
               0

     9    SOLE DISPOSITIVE POWER
               1,000,000

     10   SHARED DISPOSITIVE POWER
               0

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
               1,000,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*
                                                                      //


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
               Approximately 9%

14   TYPE OF REPORTING PERSON*
               PN

        SCHEDULE 13D


CUSIP No. 698106 10 1


1    NAME OF REPORTING PERSON
          Riverdale Investors Corp., Inc.

     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON


2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                          (a) /X/
                                                           (b) //

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          WC,AF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)                            //

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          Delaware


NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH:

     7    SOLE VOTING POWER
               0

     8    SHARED VOTING POWER
               1,000,000

     9    SOLE DISPOSITIVE POWER
               0

     10   SHARED DISPOSITIVE POWER
               1,000,000

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
               1,000,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*
                                                                      //


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
               Approximately 9.0%

14   TYPE OF REPORTING PERSON*
               CO

                           SCHEDULE 13D

CUSIP No. 698106 10 1


1    NAME OF REPORTING PERSON
          Carl C. Icahn

     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON


2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                          (a) /X/
                                                           (b) //

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          AF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)                            //

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          United States of America


NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH:

     7    SOLE VOTING POWER
               0

     8    SHARED VOTING POWER
               1,000,000

     9    SOLE DISPOSITIVE POWER
               0

     10   SHARED DISPOSITIVE POWER
               1,000,000

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
               1,000,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*
                                                                      //


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
               Approximately 9.0%

14   TYPE OF REPORTING PERSON*
          IN

                           SCHEDULE 13D

Item 1.  Security and Issuer

          This statement relates to the common stock, par value
$0.01 per share ("Shares"), of Panaco, Inc., a Delaware corporation (the "Issuer"). The address of the principal executive offices of the Issuer is 1050 West Blue Ridge
Boulevard, Kansas City, Missouri  64145-1216.



Item 2.  Identity and Background

          The persons filing this statement are High River Limited Partnership, a Delaware limited partnership ("High River"), Riverdale Investors Corp., Inc., a Delaware corporation ("Riverdale") and Carl C. Icahn, a citizen of the United States of America (collectively, the "Registrants"). The principal business address and the address of the principal office of High River is 90 South Bedford Road, Mount Kisco, New York 10549. The principal business address and the address of the principal office of Riverdale is 100 South Bedford Road, Mount Kisco, New York 10549. The principal business address and the address of the principal office of Carl C. Icahn is c/o Icahn Associates Corp., 114 West 47th Street, 19th Floor, New York, New York 10036.

          Riverdale is the general partner of High River, and Mr.
Icahn is the sole stockholder of Riverdale. Registrants may be deemed to be a "group" within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended
(the "Act").

          High River is primarily engaged in the business of investing in securities. Riverdale is primarily engaged in the business of owning real estate and acting as general partner of High River. Mr. Icahn's present principal occupation or employment is acting as President and a Director of Icahn Holding Corporation, a Delaware corporation ("IHC"), and Chairman of the Board and a Director of various of IHC's subsidiaries, including ACF Industries, Incorporated, a New Jersey corporation ("ACF"). IHC is primarily engaged in the business of holding, either directly or through subsidiaries, a majority of the common stock of ACF and its address is 100 South Bedford Road, Mount Kisco, New York 10549. ACF is primarily engaged in the business of leasing, selling and manufacturing railroad freight and tank cars and its address is 3301 Rider Trail South, Earth City, Missouri 63045.

          The name, citizenship, present principal occupation or employment and business address of each director and executive officer of Riverdale is set forth on Schedule A attached hereto.

          Carl C. Icahn is the sole stockholder and director of Riverdale. As such, Mr. Icahn is in a position directly and indirectly to determine the investment and voting decisions made by Registrants.

          Neither High River, Riverdale, Mr. Icahn, nor any executive officer or director of any of the Registrants, has, during the past five years, (a) been convicted in a criminal proceeding (excluding traffic violations or similar misde-meanors), or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or a finding of any violation with respect to such laws.



Item 3.  Source and Amount of Funds or Other Consideration

          The aggregate purchase price of the 1,000,000 Shares purchased by High River was $4,602,187.50. The source of funding for the purchase of these Shares was the general working capital of High River and capital contributions by each of Riverdale and Highcrest Investors Corp., a Delaware corporation 99% owned indirectly by Mr. Icahn and the sole limited partner of High River.



Item 4.  Purpose of Transaction

          Registrants have acquired the Shares for investment purposes. Depending on market conditions and other factors, Registrants may acquire additional Shares as they deem appropriate, whether in open market purchases, privately negotiated transactions or otherwise. Registrants also reserve the right to dispose of some or all of their Shares in the open market, in privately negotiated transactions to third parties or otherwise.

Item 5.  Interest in Securities of Issuer

          (a) As of 12:00 noon on July 24, 1995, Registrants may be deemed to beneficially own in the aggregate 1,000,000 Shares, representing approximately 9.0% of the Issuer's outstanding Shares (based upon the number of Shares reported to be outstanding in the Issuer's Notice of 1995 Annual Meeting and Proxy Statement dated June 29, 1995). Registrants have direct beneficial ownership of the Shares as follows:


                                   APPROXIMATE
                    NUMBER OF      PERCENTAGE OF
NAME                SHARES         OUTSTANDING SHARES


High River          1,000,000      9.0%



          Riverdale and Mr. Icahn, by virtue of their relationships to High River (as disclosed in Item 2), may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which High River directly beneficially owns. Each of Riverdale and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

          To the best of Registrants' knowledge, except as set forth herein, neither the directors nor the executive officers of the Registrants beneficially own any Shares.

          (b) High River has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the Shares which it directly beneficially owns.

          Each of Riverdale and Mr. Icahn may be deemed to share with High River the power to vote or to direct the vote and to dispose or to direct the disposition of Shares which High River directly beneficially owns.

          (c) The following table sets forth all transactions with respect to Shares effected during the past sixty days by each of the persons named in Item 5(a) above. Each transaction set forth below reflects an open market purchase effected over the counter.


               PRICE PER      HIGH RIVER
TRADE DATE     SHARE ($)      SHARES

5/19/95        4.3125          15,000

5/19/95        4.3750          25,000

7/13/95        4.5625         310,000

7/14/95        4.7500          25,000

7/17/95        4.7500          50,000

7/19/95        4.8125          10,000

7/21/95        4.7500         115,000

          (d) No other person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of any Shares which Registrants may be deemed to beneficially own.

          (e)  Not applicable.



          Contracts, Arrangements, Understandings
          or Relationships With Respect to
Item 6.   Securities of the Issuer

          Registrants are party to a Joint Filing Agreement, a copy of which is attached hereto as Exhibit 1, with respect to the filing of this statement and any amendments thereto.



Item 7. Materials to be filed as Exhibits

          The following documents are filed as Exhibits to this
Schedule 13D:

           Exhibit 1      Joint Filing Agreement

                           Schedule A

          Name, Business Address and Principal
          Occupation of each Executive Officer and
          Director of Riverdale
          ----------------------------------------

          The following sets forth the name and principal occupation of each executive officer and director of Riverdale. Each such person is a citizen of the United States of America. Except as otherwise indicated, the business address of each director and officer is c/o Icahn Associates Corp., 114 West 47th Street, 19th Floor, New York, N.Y. 10036. To the best of Registrants' knowledge, except as set forth in this statement on
Schedule 13D, none of the directors or executive officers of the Registrants owns any Shares of Issuer.


NAME                     POSITION

Carl C. Icahn            Director

Edward E. Mattner        President

Robert J. Mitchell       Vice President and Treasurer

Gail Golden              Vice President and Secretary

Richard T. Buonato<F1>      Assistant Secretary


[FN]

<F1> Business address is 1 Wall Street Court, Suite 980, New York
     New York 10005

                           SIGNATURES

          After reasonable inquiry and to the best of the knowledge and belief of each of the undersigned, each of the undersigned certifies that the information set forth in this statement on Schedule 13D concerning the common stock, par value $.01 per share, of Panaco, Inc., a Delaware corporation, is true, complete and correct.

Dated:  July 24, 1995



                         RIVERDALE INVESTORS CORP., INC.

                         By:  /s/ Robert J. Mitchell
                              Robert J. Mitchell
                              Its: Vice President and
                                   Treasurer



                         HIGH RIVER LIMITED PARTNERSHIP

                         By:  RIVERDALE INVESTORS CORP., INC.
                         Its: General Partner

                         By:  /s/ Robert J. Mitchell
                              Robert J. Mitchell
                              Its: Vice President and
                                   Treasurer



                         /s/ Carl C. Icahn
                         Carl C. Icahn




 [Signature Page of Schedule 13D with respect to Panaco, Inc.]